                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

            ------------------------------------------------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933

                             MICROSOFT CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Washington                            91-1144442
       (State or other jurisdiction                (IRS Employer
     of incorporation or organization)          Identification No.)

                               One Microsoft Way
                        Redmond, Washington  98052-6399
                                (425) 882-8080
--------------------------------------------------------------------------------
             (Address of registrant's Principal Executive Offices)

                 MICROSOFT CORPORATION SAVINGS PLUS 401(K) PLAN
                            (Full title of the plan)

                               Robert A. Eshelman
                                General Counsel
                               One Microsoft Way
                        Redmond, Washington  98052-6399
                                 (425) 882-8080
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                        Copies of all communications to:

                                Mark S. Britton
                           Preston Gates & Ellis LLP
                         5000 Columbia Seafirst Center
                                701 Fifth Avenue
                               Seattle, WA  98104
                                 (206) 623-7580

 Title of each class                              Proposed maximum        Proposed maximum
 of securities to be        Amount to be         offering price per      aggregate offering          Amount of
     registered            registered (1)             share(2)                price(2)          registration fee(2)
 -------------------       --------------        ------------------      ------------------     -------------------
  Common stock par
   value $.000025             12,000,000               $85.095              1,021,140,000             $283,877


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of Microsoft's outstanding common stock.

     (2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on March 23, 1999, as reported on the Nasdaq Stock Market, adjusted to take into account a 2-for-1 stock split effective March 29, 1999.

    The Exhibit Index appears after the Signature Page of this registration statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this registration statement:

     (a) Microsoft's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Securities and Exchange Commission (the "Commission") on September 25, 1998, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

     (b)  Microsoft's Proxy Statement dated September 25, 1998.

     (c) Microsoft's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     (d) Microsoft's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

     (e) The description of Microsoft's common stock, which is contained in a registration statement filed on Form S-3, dated December 2, 1996, registration number 333-17143, as amended.

     (f) Microsoft Corporation Savings Plus 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities that may be offered under the Microsoft Corporation Savings Plus 401(k) Plan will be passed upon for Microsoft by Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis LLP who have provided advice with respect to this matter in the aggregate own less than 2,000,000 shares of Microsoft's common stock.

Item 6.  Indemnification of Directors and Officers.

     Article XII of Microsoft's Restated Articles of Incorporation authorizes Microsoft to indemnify any present or former director, officer, employee, or agent of Microsoft, or a person serving in a similar post in another organization at the request of Microsoft, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.08.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

     In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 7.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 30th day of March, 1999.

                                    MICROSOFT CORPORATION

                                    /s/ William H. Gates III
                                    ------------------------
                                    William H. Gates III
                                    Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                              Dated
                                                                              -----
/s/ William H. Gates III        Chairman, Chief Executive                March 30, 1999
------------------------------  Officer, Director (principal
    William H. Gates III        executive officer)

/s/ Gregory B. Maffei           Vice President, Finance; Chief           March 30, 1999
------------------------------  Financial Officer (principal
    Gregory B. Maffei           financial and accounting
                                officer)

/s/ Paul G. Allen               Director                                 March 30, 1999
------------------------------
    Paul G.  Allen

/s/ Richard A. Hackborn         Director                                 March 30, 1999
------------------------------
    Richard A. Hackborn

/s/ David F. Marquardt          Director                                 March 30, 1999
------------------------------
    David F. Marquardt


/s/ William G. Reed, Jr.        Director                                 March 30, 1999
------------------------------
    William G. Reed, Jr.

/s/ Jon A. Shirley              Director                                 March 30, 1999
------------------------------
    Jon A. Shirley

/s/ Jill E. Barad               Director                                 March 30, 1999
------------------------------
    Jill E. Barad


     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Microsoft Corporation Savings Plus 401(k) Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 30th day of March, 1999.

                                MICROSOFT CORPORATION SAVINGS PLUS 401(k) PLAN

                                /s/ Mike Murray
                                ---------------
                                Mike Murray
                                Vice President, Human Resources & Administration Plan Administrator

                               INDEX TO EXHIBITS

Exhibit Number                Description
--------------                -----------
     5.1       Opinion of Counsel regarding legality

     5.2 Copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue
               Code

     23.1      Consent of Independent Public Accountant

     23.2      Consent of Counsel (included in Exhibit 5.1)

     24        Power of Attorney (Contained within Signature Page)

     99.1      Microsoft Corporation Savings Plus 401(k) Plan
